UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2007

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2007, the Board of Directors elected Mary Dillon and Derica W. Rice as directors of Target Corporation.

Ms. Dillon is Executive Vice President and Global Chief Marketing Officer of McDonald’s Corporation.  Ms. Dillon was also named to the Executive Committee and the Corporate Governance Committee of the Board, and has been designated as a Class III director.  Her initial term will expire in 2009.

Mr. Rice is Senior Vice President and Chief Financial Officer of Eli Lilly and Company.  Mr. Rice was also named to the Executive Committee and the Corporate Governance Committee of the Board, and has been designated as a Class II director.  His initial term will expire in 2008.

Also on September 12, 2007, the Board of Directors approved amendments to certain of our deferred compensation plans in connection with our efforts to bring these plans into compliance with Section 409A of the Internal Revenue Code. The amendments include the addition of a feature that allows participants to elect to receive their deferred compensation balances on fixed future dates, including while still actively employed, with such distribution dates beginning as early as calendar year 2008. The plans previously permitted distribution only following termination of employment. These amendments do not change the amount of benefits to participants under the plans.

The effected plans are the Amended and Restated Deferred Compensation Plan Senior Management Group, the Amended and Restated SMG Executive Deferred Compensation Plan and the Amended and Restated Director Deferred Compensation Plan.

Item 8.01               Other Events

On September 12, 2007, Target Corporation issued a News Release relating to a review of ownership alternatives for its credit card receivables and analysis of its capital structure. The News Release is attached hereto as Exhibit 99.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

(99)                            Target Corporation’s News Release dated September 12, 2007 relating to a review of ownership alternatives for its credit card receivables and analysis of its capital structure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET CORPORATION

Date:	September 12, 2007	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
(99).	Target Corporation’s News Release dated September 12, 2007 relating to a review of ownership alternatives for its credit card receivables and analysis of its capital structure.	Filed Electronically